UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 28, 2020

KILROY REALTY CORPORATION
KILROY REALTY, L.P.
(Exact name of registrant as specified in its charter)

Kilroy Realty Corporation	Maryland	001-12675	95-4598246
	(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

Kilroy Realty, L.P.	Delaware	000-54005	95-4612685
	(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

12200 W. Olympic Boulevard, Suite 200, Los Angeles, California, 90064
(Address of principal executive offices) (Zip Code)

(310) 481-8400

(Registrant's telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:
Registrant	Title of each class	Name of each exchange on which registered	Ticker Symbol
Kilroy Realty Corporation	Common Stock, $.01 par value	New York Stock Exchange	KRC

Securities registered pursuant to Section 12(g) of the Act:
Registrant	Title of each class
Kilroy Realty, L.P.	Common Units Representing Limited Partnership Interests

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Kilroy Realty Corporation:
Emerging growth company ☐

Kilroy Realty, L.P.:
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Kilroy Realty Corporation ☐	Kilroy Realty, L.P. ☐

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 28, 2020, Kilroy Realty, L.P., a Delaware limited partnership (the “Operating Partnership”), entered into a Note Purchase Agreement, dated April 28, 2020, with the purchasers named therein (the “Note Purchase Agreement”), in connection with the issuance and sale of $350,000,000 aggregate principal amount of the Operating Partnership’s 4.27% Senior Notes due 2031 (the “Notes”).

In connection with the issuance of the Notes, Kilroy Realty Corporation, a Maryland corporation and the general partner of the Operating Partnership (the “Company”), entered into a General Partner Guaranty Agreement (the “NPA Guaranty Agreement”), pursuant to which the Company absolutely and unconditionally guarantees the payment by the Operating Partnership of all amounts due with respect to the Notes and the performance by the Operating Partnership of its obligations under the Note Purchase Agreement.

For a brief description of the material terms of the Note Purchase Agreement, the Notes and the NPA Guaranty Agreement, please see Item 2.03 of this Current Report on Form 8-K, which is incorporated by reference into this Item 1.01.

ITEM 2.03    CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information reported under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

On April 28, 2020, the Operating Partnership issued $350,000,000 aggregate principal amount of the Notes pursuant to the Note Purchase Agreement. The Notes bear interest at a rate of 4.27% per annum and mature on January 31, 2031, unless earlier redeemed or prepaid pursuant to the terms of the Note Purchase Agreement. Interest on the Notes is payable semi-annually in arrears on April 18 and October 18 of each year beginning October 18, 2020.

The Notes are senior unsecured obligations of the Operating Partnership. The Operating Partnership intends to use the net proceeds from the offering of the Notes for general corporate purposes, including supplementing cash balances, funding development or refinancing and repaying existing indebtedness.

The Operating Partnership may, at its option and upon notice to the purchasers of the applicable Notes, prepay at any time all, or from time to time any part of, any series of Notes then outstanding (in an amount not less than 5% of the aggregate principal amount of any series of Notes then outstanding in the case of a partial prepayment), at 100% of the principal amount so prepaid, plus the make-whole amount determined for the prepayment date with respect to such principal amount as set forth in the Note Purchase Agreement.

In connection with the issuance of the Notes, the Company entered into the NPA Guaranty Agreement, pursuant to which the Company absolutely and unconditionally guarantees the payment by the Operating Partnership of all amounts due with respect to the Notes and the performance by the Operating Partnership of its obligations under the Note Purchase Agreement.

The Notes were offered and sold to accredited investors in an exempt transaction not involving a public offering in accordance with Section 4(a)(2) of the Securities Act of 1933, as amended.

The Note Purchase Agreement (including the form of the Notes) and the NPA Guaranty Agreement are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. The foregoing descriptions of the material terms of the Note Purchase Agreement (including the Notes) and the NPA Guaranty Agreement, and the transactions contemplated thereby, do not purport to be complete and are qualified in their entirety by reference to Exhibits 10.1 and 10.2.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits.

10.1*	Note Purchase Agreement dated April 28, 2020, among Kilroy Realty, L.P. and the purchasers therein
10.2*	General Partner Guaranty Agreement dated April 28, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

_______________

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kilroy Realty Corporation
Date: April 28, 2020

By:	/s/ Merryl E. Werber
Merryl E. Werber Senior Vice President, Chief Accounting Officer and Controller

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kilroy Realty, L.P.
Date: April 28, 2020

By:	Kilroy Realty Corporation,
Its general partner

By:	/s/ Merryl E. Werber
Merryl E. Werber Senior Vice President, Chief Accounting Officer and Controller